Exhibit 99.1

CoStar Group First Quarter 2025 Revenue Increased 12% Year-over-Year
Strong net new bookings growth in CoStar, LoopNet year-over-year
Apartments.com adds most properties in a quarter since 2016
Homes.com continues to rapidly scale sales force

Arlington, VA – April 29, 2025 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information, analytics and 3D digital twin technology in the property markets, announced today that revenue for the quarter ended March 31, 2025 was $732 million, up 12% over revenue of $656 million for the quarter ended March 31, 2024. Net loss was $15 million and net loss per diluted share was $0.04 for the first quarter of 2025, which included a negative impact of $31 million associated with the Matterport acquisition. Adjusted EBITDA was $66 million in Q1 2025, an increase of 429% from Q1 2024.

“CoStar Group delivered another strong quarter of results achieving 12% year-over-year revenue growth in Q1 2025, our 56th quarter of double-digit revenue growth as we met the top-end of our revenue guidance and exceeded the top-end of our Adjusted EBITDA guidance,” said Andy Florance Founder and Chief Executive Officer of CoStar Group. “Once again, CoStar Group's commercial information and marketplace brands1 delivered exceptional results with a 43% profit margin for Q1 2025. We are gaining sales momentum across the board. In Q1 2025, our commercial real estate businesses, CoStar and LoopNet, had very strong annualized net new bookings with CoStar up 68% year-over-year, the highest level since Q3 2023 and LoopNet generating an impressive 200% increase year-over-year, which was LoopNet’s highest level since Q3 2022. In Q1 2025, Apartments.com added 4,300 properties, the most properties in one quarter since Q1 2016. Today, our dedicated Homes.com salesforce has grown to 370 representatives and we believe we will be at 500 sales reps by the end of June, as we continue to gain sales momentum. In April, Homes.com's demo-to-close rate increased to over 50%, the highest ever by any CoStar Group sales team. This demonstrates the strong demand for Homes.com.”

Florance continued, “In one year, the Homes.com Network has become the second largest in the industry in the United States, with 104 million average monthly unique visitors2. In Q1 2025, unaided consumer awareness grew to 36% up from just 4% before the February 2024 launch. Importantly, Member agents are winning 61% more listings than comparable non-Member agents3. Our Net Promoter Score has risen 85 points since May 2024 to 43 today.”

“We completed the Matterport acquisition in February 2025,” said Florance. “Matterport is the best way to present physical real estate spaces online and transform them into data. There are valuable applications for every type of real estate, and we plan to deploy Matterport across CoStar Group and meaningfully expand this unique data set.”

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1 References to “commercial information and marketplace brands” refer to our consolidated financial position and results excluding the impact of Homes.com, OnTheMarket and Matterport.
2 Based on: (1) the Homes.com Network (which includes Homes.com, the Apartments Network, and the Land Network) average monthly unique visitors (104 million) for the quarter ended March 31, 2025, according to Google Analytics, and (2) Realtor.com’s average monthly unique users (62 million) of Realtor.com’s web and mobile sites according to internal data, for the quarter ended December 31, 2024, as reported in News Corp’s press release on February 5, 2025, (3) Redfin’s monthly average visitors (42.68 million) for the quarter ended December 31, 2024, according to Google Analytics, as reported in Redfin’s Form 10-K filed on February 27, 2025 and (4) Zillow Group’s average monthly unique users (204 million) for the quarter ended December 31, 2024, as reported in Zillow Group’s shareholder letter dated February 11, 2025.
3Based on CoStar Group’s internal analysis comparing Members to non-Members on Homes.com.

Year 2024-2025 Quarterly Results - Unaudited
(in millions, except per share data)
	2024				2025
	Q1	Q2	Q3	Q4	Q1

Revenues	$656	$678	$693	$709	$732
Net income (loss)	7	19	53	60	(15)
Net income (loss) per share - diluted	0.02	0.05	0.13	0.15	(0.04)
Weighted average outstanding shares - diluted	407	407	408	408	411

EBITDA	(13)	12	51	73	(1)
Adjusted EBITDA	12	41	76	112	66

2025 Outlook
“This quarter, we delivered strong revenue growth and adjusted EBITDA growth as we met the top end of our revenue guidance and exceeded the top-end of our Adjusted EBITDA guidance,” said Christian Lown, CFO of CoStar Group. The Company now expects revenue in the range of $3.115 billion to $3.155 billion for the full year 2025, representing revenue growth of approximately 15% year-over-year at the midpoint of the range. The Company expects revenue for the second quarter of 2025 in the range of $770 million to $775 million, representing revenue growth of approximately 14% year-over-year at the midpoint of the range.

"With the inclusion of Matterport, we now expect adjusted EBITDA for the full year of 2025 in the range of $355 million to $385 million, a margin of 12% at the midpoint of the range. For the second quarter of 2025, we expect adjusted EBITDA in the range of $50 million to $60 million."

The preceding forward-looking statements reflect CoStar Group’s expectations as of April 29, 2025, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest income or expense, net and other income or expense, net; loss on debt extinguishment; income taxes and depreciation and amortization expense.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense; acquisition- and integration-related costs; restructuring and related costs; and settlements and impairments incurred outside the Company’s ordinary course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

Operating Metrics
Net new bookings is calculated based on the annualized amount of change in the Company's sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts and cancellations of subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company's revenues over time.

Earnings Conference Call
Management will conduct a conference call to discuss the first quarter 2025 results and the Company’s outlook at 5:00 PM ET on Tuesday, April 29, 2025. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues	$732.2	$656.4
Cost of revenues	153.3	141.2
Gross profit	578.9	515.2

Operating expenses:
Selling and marketing (excluding customer base amortization)	368.9	366.1
Software development	94.5	82.4
General and administrative	141.1	98.5
Customer base amortization	17.2	11.0
	621.7	558.0
Loss from operations	(42.8)	(42.8)
Interest income, net	38.5	56.2
Other expense, net	(2.4)	(1.9)
(Loss) income before income taxes	(6.7)	11.5
Income tax expense	8.1	4.8
Net (loss) income	$(14.8)	$6.7

Net (loss) income per share - basic	$(0.04)	$0.02
Net (loss) income per share - diluted	$(0.04)	$0.02

Weighted-average outstanding shares - basic	410.5	405.6
Weighted-average outstanding shares - diluted	410.5	407.3

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in millions)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2025	2024
Net (loss) income	$(14.8)	$6.7
Amortization of acquired intangible assets in cost of revenues	10.5	8.8
Amortization of acquired intangible assets in operating expenses	17.2	11.0
Depreciation and other amortization	14.3	10.3
Interest income, net	(38.5)	(56.2)
Other expense, net (1)	2.4	1.9
Income tax expense	8.1	4.8
EBITDA(2)	$(0.8)	$(12.7)
Stock-based compensation expense	30.4	22.8
Acquisition and integration related costs	20.6	2.3
Restructuring and related costs	7.1	—
Settlements and impairments	8.3	—
Adjusted EBITDA(2)	$65.6	$12.4
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(1) Includes $5.0 million and $5.5 million of amortization and depreciation expense including above-market lease amortization associated with lessor activities for the three months ended March 31, 2025 and 2024, respectively.

(2) Totals may not foot due to rounding.

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in millions)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,680.8	$4,681.0
Restricted cash	97.4	—
Equity investment	285.6	—
Accounts receivable	232.3	210.7
Less: Allowance for credit losses	(25.3)	(22.8)
Accounts receivable, net	207.0	187.9
Prepaid expenses and other current assets	82.5	81.3
Total current assets	4,353.3	4,950.2

Deferred income taxes, net	49.8	30.6
Property and equipment, net	1,097.6	1,014.9
Lease right-of-use assets	96.7	103.0
Goodwill	3,673.2	2,527.6
Intangible assets, net	957.2	433.2
Deferred commission costs, net	173.9	169.6
Deposits and other assets	26.4	27.7
Total assets	$10,428.1	$9,256.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38.7	$47.0
Accrued wages and commissions	96.5	133.3
Accrued expenses	235.9	163.7
Litigation accrual	95.0	—
Income taxes payable	28.5	23.2
Lease liabilities	28.2	32.0
Deferred revenue	181.4	137.1
Other current liabilities	20.2	16.0
Total current liabilities	724.4	552.3

Long-term debt, net	992.2	991.9
Deferred income taxes, net	7.9	7.6
Income taxes payable	26.1	25.0
Lease and other long-term liabilities	121.3	126.5
Total liabilities	1,871.9	1,703.3

Total stockholders' equity	8,556.2	7,553.5
Total liabilities and stockholders' equity	$10,428.1	$9,256.8

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in millions)

	Three Months Ended March 31,
	2025	2024
Operating activities:
Net (loss) income	$(14.8)	$6.7
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	47.3	33.3
Amortization of deferred commissions costs	31.0	27.2
Amortization of Senior Notes discount and issuance costs	0.6	0.6
Non-cash lease expense	8.4	8.3
Stock-based compensation expense	30.4	22.8
Deferred income taxes, net	(0.5)	(2.8)
Credit loss expense	9.4	7.9
Other operating activities, net	(3.4)	0.1
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(15.7)	(15.6)
Prepaid expenses and other current assets	7.2	2.2
Deferred commissions	(34.3)	(38.7)
Accounts payable and other liabilities	(22.1)	77.2
Lease liabilities	(9.8)	(8.1)
Income taxes payable, net	6.7	5.4
Deferred revenue	12.8	13.1
Net cash provided by operating activities	53.2	139.6

Investing activities:
Proceeds from sale and settlement of investments	203.4	—
Proceeds from sale of property and equipment and other assets	0.1	—
Purchases of property, equipment, and other assets for new campuses	(53.7)	(376.7)
Purchases of property, equipment, and other assets	(25.5)	(3.6)
Purchases of equity securities	(284.8)	—
Cash paid for acquisitions, net of cash acquired	(750.1)	—
Net cash used in investing activities	(910.6)	(380.3)

Financing activities:
Repurchase of restricted stock to satisfy tax withholding obligations	(34.7)	(26.0)
Stock repurchase	(18.5)	—
Proceeds from exercise of stock options and employee stock purchase plan	6.6	4.6
Principal repayments of financing lease obligations	(0.7)	—
Other financing activities	—	(1.1)
Net cash used in financing activities	(47.3)	(22.5)

Effect of foreign currency exchange rates on cash, cash equivalents, and restricted cash	1.9	(1.1)
Net decrease in cash, cash equivalents, and restricted cash	(902.8)	(264.3)
Cash, cash equivalents, and restricted cash at the beginning of period	4,681.0	5,215.9
Cash, cash equivalents, and restricted cash at the end of period	$3,778.2	$4,951.6

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in millions)

	Three Months Ended March 31,
	2025			2024
	North America	International	Total	North America	International	Total
CoStar	$247.6	$17.5	$265.1	$235.7	$14.6	$250.3
Information Services	36.0	3.8	39.8	27.4	5.6	33.0
Multifamily	282.5	—	282.5	254.8	—	254.8
LoopNet	70.0	2.8	72.8	66.4	2.7	69.1
Residential	16.5	10.7	27.2	8.4	10.2	18.6
Other Revenues	44.8	—	44.8	30.6	—	30.6
Total revenues	$697.4	$34.8	$732.2	$623.3	$33.1	$656.4

CoStar Group, Inc.
Results of Segments - Unaudited
(in millions)

	Three Months Ended March 31,
	2025	2024
EBITDA
North America	$9.1	$3.2
International	(9.9)	(15.9)
Total EBITDA	$(0.8)	$(12.7)

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited
(in millions)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	2024				2025
	Q1	Q2	Q3	Q4	Q1
Net income (loss)	$6.7	$19.2	$53.0	$59.8	$(14.8)
Amortization of acquired intangible assets	19.8	18.1	16.5	19.8	27.7
Depreciation and other amortization	10.3	10.1	10.6	13.1	14.3
Interest income, net	(56.2)	(53.5)	(55.6)	(47.2)	(38.5)
Other expense, net (1)	1.9	1.5	1.6	2.2	2.4
Income tax expense	4.8	16.7	24.7	25.2	8.1
EBITDA(2)	$(12.7)	$12.1	$50.8	$72.9	$(0.8)
Stock-based compensation expense	22.8	22.7	21.8	21.8	30.4
Acquisition and integration related costs	2.3	6.0	4.4	16.7	20.6
Restructuring and related costs	—	—	0.2	0.5	7.1
Settlements and impairments	—	—	(1.3)	—	8.3
Adjusted EBITDA(2)	$12.4	$40.8	$75.9	$111.9	$65.6
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(1) Includes $5.0 million and $5.5 million of amortization and depreciation expense including above-market lease amortization associated with lessor activities for the three months ended March 31, 2025 and 2024, respectively.

(2) Totals may not foot due to rounding.

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in millions)

Reconciliation of Forward-Looking Guidance, Net (Loss) Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending June 30, 2025		December 31, 2025
	Low	High	Low	High
Net (loss) income	$(27.0)	$(18.0)	$29.0	$46.0
Amortization of acquired intangible assets	43.0	43.0	155.0	155.0
Depreciation and other amortization	13.0	13.0	55.0	55.0
Interest income, net	(32.0)	(32.0)	(130.0)	(130.0)
Other expense, net	2.0	2.0	8.0	8.0
Income tax (benefit) expense	(4.0)	(3.0)	22.0	35.0
Stock-based compensation expense	49.0	49.0	174.0	174.0
Acquisition and integration related costs	3.0	3.0	24.0	24.0
Settlements and impairments	1.0	1.0	9.0	9.0
Restructuring and related costs	2.0	2.0	9.0	9.0
Adjusted EBITDA	$50.0	$60.0	$355.0	$385.0

Investor Relations:
Rich Simonelli
Head of Investor Relations
CoStar Group Investor Relations
(202) 346-6784
getrich@costar.com

News Media:
Matthew Blocher
Vice President
CoStar Group Corporate Marketing & Communications
(202) 346-6775
mblocher@costar.com

About CoStar Group
CoStar Group (NASDAQ: CSGP) is a global leader in commercial real estate information, analytics, online marketplaces and 3D digital twin technology. Founded in 1986, CoStar Group is dedicated to digitizing the world’s real estate, empowering all people to discover properties, insights, and connections that improve their businesses and lives.

CoStar Group’s major brands include CoStar, a leading global provider of commercial real estate data, analytics, and news; LoopNet, the most trafficked commercial real estate marketplace; Apartments.com, the leading platform for apartment rentals; and Homes.com, the fastest-growing residential real estate marketplace. CoStar Group’s industry-leading brands also include Matterport, a leading spatial data company whose platform turns buildings into data to make every space more valuable and accessible, STR, a global leader in hospitality data and benchmarking, Ten-X, an online platform for commercial real estate auctions and negotiated bids and OnTheMarket, a leading residential property portal in the United Kingdom.

CoStar Group’s websites attracted over 130 million average monthly unique visitors in the first quarter of 2025, serving clients around the world. Headquartered in Arlington, Virginia, CoStar Group is committed to transforming the real estate industry through innovative technology and comprehensive market intelligence. From time to time, we plan to utilize our corporate website as a channel of distribution for material company information. For more information, visit CoStarGroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “likely,” “might,” “believe,” “expect,” “observe,” “consider”, “think,” “intend,” “envision,” “will,” “should,” “could”, “would,” “plan,” “target,” “goal,” “estimate,” “predict,” “continue,” “commit,” and “potential” or the negative of these terms or other comparable terminology. . Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences:our inability to attract and retain new clients; our inability to successfully develop and introduce new or updated online marketplace services, information, and analytics; our inability to compete successfully against existing or future competitors in attracting advertisers and in general; the effects of fluctuations and market cyclicality; the effects of global economic uncertainties and downturns or a downturn or consolidation in the real estate industry; our inability to hire qualified persons for, or retain and continue to develop our sales force, or unproductivity of our sales force; our inability to retain and attract highly capable management and operating personnel; the downward pressure that our internal and external investments may place on our operating margins; our inability to increase brand awareness; our inability to maintain or increase internet traffic to our marketplaces, and the risk that the methods, including Google Analytics, that we use to measure average monthly unique visitors to our portals may misstate the actual number of unique persons who visit our network of mobile applications and websites for a given month or may differ from the methods used by competitors; our inability to attract new advertisers; our inability to successfully identify, finance, integrate, and/or manage costs related to acquisitions; our inability to complete certain strategic transactions if a proposed transaction is subject to review or approval by regulatory authorities pursuant to applicable laws or regulations; our inability to realize the benefits of the acquisition of Matterport; the effects of cyberattacks and security vulnerabilities, and technical problems or disruptions; the significant costs associated with undertaking a large infrastructure project to build out our campus in Richmond, Virginia; our inability to generate increased revenues from our current or future geographic expansion plans; the risks related to acceptance of credit cards and debit cards and facilitation of other customer payments; the effects of climate related events and other events beyond our control; the effects related to attention to environmental, social and governance matters; our inability to obtain and maintain accurate, comprehensive, or reliable data; our inability to obtain and maintain stable data feeds, or disruption of our data feeds; our inability to enforce or defend our ownership and use of intellectual property; the effects of use of new and evolving technologies, including artificial intelligence, on our ability to protect our data and intellectual property from misappropriation by third parties; our inability to defend against potential legal liability for collecting, displaying, or distributing information; our inability to obtain or retain listings from real estate brokers, agents, property owners, and apartment property managers; our inability to maintain or establish relationships with third-party listing providers; our inability to comply with the rules and compliance requirements of Multiple Listing Services; the risks related to international operations; the effects of foreign currency exchange rate fluctuations; our indebtedness; the effects of a lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; the effects of any actual or perceived failure to comply with privacy laws and standards; the effects of changes in tax laws, regulations, or fiscal and tax policies; the effects of third-party claims, litigation, regulatory proceedings, or government investigations; and risks related to return on investment. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission (the

"SEC"), including in CoStar Group’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by appliable law.